Exhibit (p)(17)

PERIMETER CAPITAL MANAGEMENT

CODE OF CONDUCT

AND

CODE OF ETHICS

THIS MANUAL IS THE PROPERTY OF PERIMETER CAPITAL MANAGEMENT (“PERIMETER” OR THE “COMPANY”) AND MUST BE RETURNED TO THE COMPANY SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE COMPANY TERMINATE FOR ANY REASON. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES. THIS MANUAL IS NOT A FULL OPERATIONS PROCEDURES MANUAL. IT IS INTENDED TO GIVE SUFFICIENT INFORMATION AND GUIDANCE SUCH THAT AN EMPLOYEE MAY GAIN A BROAD UNDERSTANDING OF THE REGULATORY RULES AND REQUIREMENTS THAT PERIMETER IS SUBJECT TO. CIRCUMSTANCES VARY AND PRACTICES EVOLVE. TO RETAIN FLEXIBILITY AND RELEVANCE, NEW POLICIES, GUIDANCE AND AMENDMENTS MAY BE PROMULGATED BY EMAIL OR EVEN VERBALLY BEFORE ULTIMATELY BEING INCORPORATED INTO THIS MANUAL. SUCH COMMUNICATIONS SHOULD BE CONSIDERED TO BE AS VALID AND BINDING AS THE FORMAL GUIDANCE CONTAINED IN THIS MANUAL. WHERE THE INFORMATION OR GUIDANCE HEREIN DOES NOT APPEAR TO ADDRESS YOUR PARTICULAR SITUATION YOU SHOULD CONSULT WITH PERIMETER’S CHIEF COMPLIANCE OFFICER.

TABLE OF CONTENTS

DEFINITIONS	2
MAINTENANCE OF CODE OF CONDUCT AND REGULATORY COMPLIANCE MANUAL	5
CODE OF CONDUCT	7
CODE OF ETHICS	9
Personal Trading Pre-Clearance Form	21
Limited Offering & IPO Request and Reporting Form	22
Sample Brokerage Letter	23
REQUEST FOR APPROVAL OF OUTSIDE BUSINESS ACTIVITIES	24
POLITICAL AND CHARITABLE CONTRIBUTIONS, AND PUBLIC POSITIONS	27
BACKGROUND	27
Restrictions on the Receipt of Advisory Fees	27
Restrictions on Payments for the Solicitation of Clients or Investors	28
Restrictions on the Coordination or Solicitation of Contributions	28
Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered	28
POLICIES AND PROCEDURES	29
Political Contributions	29
Charitable Donations	29
Public Office	29
ATTACHMENT—POLITICAL CONTRIBUTION PRE-CLEARANCE FORM	30
ATTACHMENT—POLITICAL CONTRIBUTION LOG	32

Definitions

The following defined terms are used throughout this Code of Conduct and Regulatory Compliance Manual, while other terms are defined within specific policies and procedures:

1.	ACA—Adviser Compliance Associates, a third-party regulatory compliance consulting firm.

2.	Advisers Act—Investment Advisers Act of 1940.

3.	Automatic Investment Plan—A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

4.	Beneficial Interest—Employees are considered to have beneficial interest in Securities if they have or share a direct or indirect pecuniary interest in the Securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction (e.g., Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included).

5.	CCO—Kevin Humphrey, Perimeter’s Chief Compliance Officer.

6.	CEO—G. Bradley Ball, Perimeter’s Chief Executive Officer.

7.	CIO—Mark D. Garfinkel, Perimeter’s Chief Investment Officer.

8.	Clients—Perimeter’s separate managed accounts and pooled funds.

9.	Company—Perimeter Capital Management and/or Perimeter Concourse Capital.

10.	Director of Investment Research—James N. Behre.

11.	Director of Marketing & Consultant Relations—Christopher J. Paolella.

12.	Director of Third-Party Distribution & Client Relations—Theresa N. Benson.

13.	Director of Trading—Adam C. Stewart

14.	Employees—The Company’s officers, Directors, and employees.

15.	Exchange Act—Securities Exchange Act of 1934.

16.	Exempted Security—Are types of securities that are exempt from reporting under the Personal Security Transaction Policy, and include: direct obligations of the U.S. Government; money market instruments such as bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high-quality short-term debt instruments; shares of money market funds; shares issued by open-end funds other than Reportable Funds; and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

17.	Federal Securities Laws—Includes the Securities Act, Exchange Act, the Sarbanes-Oxley Act of 2002, IC Act, Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

18.	Front-Running—A practice generally understood to be investment advisory personnel personally trading ahead of client accounts.

19.	IAR—investment advisory representative, which is an Employee that must individually register with a state(s).

20.	IC Act—Investment Company Act of 1940.

21.	Insider Trading—Although not defined in securities laws, Inside Trading is generally thought to be described as trading either personally or on behalf of others on the basis of Material Non-Public Information or communicating Material Non-Public Information to others in violation of the law.

22.	IPO—An “Initial public offering” is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Exchange Act.

23.	Investor—Limited Partners of the Private Fund(s).

24.	Limited Offering—An offering that is exempt from registration under the Securities Act pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505, or 506 of Regulation D.

25.	Manual—Perimeter’s Code of Conduct and Regulatory Compliance Manual.

26.	Marketing Manager—Steven C. Budde.

27.	Material Non-Public Information—information that has not been generally made available to the public that has a substantially likelihood that a reasonable investor would consider important in making an investment decision, or is reasonably certain to have a substantial effect on the price of a company’s securities.

28.	Natural Person—A living, breathing human being, as opposed to a legal entity.

29.	Non-Public Client Information—Personally identifiable financial information, including any information a client provides to obtain a financial product or service; any information about a client resulting from any transaction involving a financial product or service; or any information otherwise obtained about a client in connection with providing a financial product or service to that client; and any list, description, or other grouping of Clients (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information. Examples of Non-Public Client Information include: name, address, phone number (if unlisted), social Security and tax identification numbers, financial circumstances and income, and account balances.

30.	Perimeter—Perimeter Capital Partners, LLC d/b/a Perimeter Capital Management and/or Perimeter Concourse Management, LLC

31.	Portfolio Manager—Mark Garfinkel and/or Joseph Mathias, as applicable

32.	Private Fund(s)—Concourse Capital Partners, LP, Concourse Capital Partners II, LP and/or the off-shore unregistered private fund.

33.	PTC—ACA’s Personal Trading Compliance system which is used by Employees to report their personal securities transactions and holdings and gifts and entertainment to Perimeter.

34.	Outside Counsel—McCausland, Keen & Buckman, Day Edwards Propester & Christensen, P.C., and/or Ropes & Gray LLP, as applicable.

35.	QIB—Rule 144 under the Securities Act defines a Qualified Institutional Buyer as a specified entity, acting for its own account or the accounts of other QIBs, which in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity.

36.	Reportable Fund—Any fund for which Perimeter serves as the investment adviser or sub-adviser as defined in section 2(a)(20) of the IC Act, or any fund whose investment adviser or principal underwriter controls Perimeter, is controlled by Perimeter, or is under common control with Perimeter.

37.	RIC—An investment company registered under the IC Act.

38.	Scalping—A practice generally understand to be investment advisory personnel personally benefiting from small gains in short-term personal trades in securities being traded in advisory accounts.

39.	Securities Account—Any type of account that holds any type of Security.

40.	Securities Act—Securities Act of 1933.

41.

Security—Means any note, stock, treasury stock, Security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “Security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

42.	Senior Management—Generally Perimeter’s officers and Directors.

43.	SRO—Self-Regulatory Organization (such as the New York Stock Exchange and National Association of Securities Dealers).

44.	STOCS—ACA’s Securities Transaction Online Compliance System which is used by Employees to report their personal securities transactions and holdings to Perimeter.

Maintenance of Code of Conduct and

Regulatory Compliance Manual

Issue

Rule 206(4)-7 under the Advisers Act requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures reasonably designed to prevent violations of the Advisers Act and the rules thereunder. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness.

Risks

In developing this policy and procedures, Perimeter considered the material risks associated with maintaining the Manual. This analysis includes risks such as:

•	Written procedures are outdated and ineffective.

Perimeter has established the following policies and procedures as an attempt to mitigate this risk.

Testing

Perimeter has established multiple parameters by which it intends to test the adequacy and effectiveness of the policies and procedures contained in the Manual. Specifically, Perimeter will consider the following two (2) kinds of tests:

•

Quality Control or Transactional Testing—Compliance tests that review and analyze information on a contemporaneous transaction-by-transaction basis in order to identify shortcomings. One example of transactional testing is reviewing the quality of execution on a single client trade.

•

Forensic or Periodic Testing—Compliance tests that review and analyze information over time in order to identify unusual patterns to determine if the outcomes of advisory activities are consistent with expectations. Dissimilar to transactional testing, forensic testing does not just look at single transactions; instead, multiple transactions are reviewed by “looking-back” to identify patterns. Two examples of forensic testing are: 1. reviewing all of the personal trades submitted by an Employee over the past year to determine the adequacy and effectiveness of the personal trading policy and procedures; and 2. reviewing the quality of execution on a client’s trades that were effected over the past year to determine the adequacy and effectiveness of the trading policy and procedures.

The scope and purpose of the testing is dependent on the activity that is addressed in each policy and procedure. Additionally, Perimeter intends on strengthening its compliance program through the analysis and review of the results obtained through its testing processes.

Policy

The Company shall review the Manual no less frequently than annually to ensure the adequacy of the policies and procedures contained herein. As part of these reviews, Perimeter shall test the effectiveness of its policies and procedures as required by Rule 206(4)-7. The reviews will include, in part, specific consideration of the following:

•	Any compliance matters that arose during the previous year;

•	Any changes in the business activities of Perimeter (or any affiliated entities); and

•	Any changes to applicable laws, rules or regulations that might suggest a need to revise the Manual.

All required changes to the Manual resulting from the reviews and/or other considerations shall be approved and made by the CCO.

Divisions of responsibility have been incorporated into the Manual. Due to the size of Perimeter, the divisions of responsibility shall not be deemed preset and conclusive. An authorized designee of a party assigned a responsibility may generally fulfill any responsibility on behalf of the assigned party. Lack of the use of the “or designee” term in any policy or procedure incorporated in this Manual shall not be deemed to supersede this qualification.

Procedures

1.	The CCO shall be responsible for coordinating the reviews (annually, and on an as-needed basis) of the Manual and Perimeter’s policies and procedures. Documentation of the reviews shall be kept in written format and made available to individuals as required by law, and other parties that Perimeter deems appropriate.

2.	Perimeter has engaged ACA, a regulatory and compliance consulting firm, to assist it and its CCO on a periodic and on-going basis with regard to a variety of matters, including but not limited to: annual review of its compliance program and this Manual, quarterly personal trading reviews, on-going marketing and advertising reviews, assistance with regulatory filings, on-site or telephonic participation during SEC inspections, review of Form ADV, and periodic and as-needed education of Employees with regard to various compliance matters.

3.	Any changes to the Manual shall be made by the CCO or a designee appointed by the CCO. All final changes shall be approved by the CCO.

4.	The CCO is designated with the full power to enforce the policies and procedures set forth in the Manual. The CCO shall report any known material violations of the Manual to Perimeter’s CEO.

Responsibility

The CCO is responsible for the successful implementation of the policies and procedures contained in the Manual.

Code of Conduct

As Employees of Perimeter, we are retained by our Clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our Clients our undivided loyalty—our Clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

We expect all Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, Clients, Investors, prospective Clients and Investors, Perimeter, and their fellow Employees.

We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with Clients and Investors—simply stated, no Employee should ever enjoy a benefit at the detriment of any Client or Investor.

We expect all persons associated with Perimeter to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our Clients’ interests, subject to the legality of such information.

We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise their ability to deal objectively with our Clients.

You are encouraged to speak to the CCO or, in his absence, the CEO if you believe that changes or additions to, or deletions from, the Manual may be appropriate. In addition, please do not hesitate to contact either of the individuals listed above if you feel as though any of Perimeter’s disclosure documents, including its Form ADV, or advisory contracts are inaccurate, incomplete or out-of-date.

PERIMETER IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. PERIMETER THEREFORE URGES YOU TO CONTACT THE CCO ABOUT ANY ACTUAL OR SUSPECTED COMPLIANCE MATTER. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT PERIMETER WILL NOT BE JEOPARDIZED BY COMMUNICATING SUCH MATTERS TO THE CCO OR OTHER SENIOR MANAGERS. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

You are required to complete the Code of Conduct and Regulatory Compliance Manual Acknowledgement Form (attached herein), both initially upon the commencement of your employment with Perimeter and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the policies and procedures as set forth in the Manual. In addition, you are required to report in writing to the CCO any outside business activities, including any instances where you serve as an officer, trustee, or director of an outside organization. Finally, all Employees must be aware of and comply with the following undertakings:

•	be thoroughly familiar with the policies and procedures set forth in this Manual;

•

notify the CCO promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person’s failure to comply with) the policies and procedures set forth in this Manual;

•

notify the CCO promptly if you become aware of any practice that arguably involves Perimeter in a conflict of interest with any of its Clients or Investors or individuals or entities with which Perimeter does business;

•

cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge his respective duties under the Manual and (ii) Perimeter to comply with the Federal Securities Laws to which it is subject; and

•	notify the CCO promptly if you become aware of any disclosure document that may be inaccurate, incomplete or out of date in any respect.

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of Senior Management. In any situation where you are unsure about the application of this Code of Conduct or any of the policies contained in the Manual, you are encouraged to discuss the situation confidentially with the CCO or Senior Management.

This Manual and the policies and procedures set forth herein supersede all manuals, policy statements and procedures and other communications on the subjects discussed herein. In developing the Manual, Perimeter considered the material risks associated with activities engaged in by Perimeter. Accordingly, each policy contains a discussion of the risks considered when developing the policy and procedures. This risk evaluation process is an ongoing one, and the Manual will be periodically reviewed to ensure that Perimeter maintains policies and procedures to address existing or evolving risks.

Perimeter may amend this Manual and/or adopt interpretations of the policies and procedures contained in the Manual as deemed appropriate by the CCO. All material amendments to, and new interpretations of, the Manual shall be conveyed to Employees and require their acknowledgement of receipt and understanding of the amendments/interpretations.

Code of Ethics

General

The Code of Ethics is predicated on the principle that Perimeter and its employees owe a fiduciary duty to its Clients.1 Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, Perimeter will be mindful to:

•	Place client interests ahead of Perimeter’s—As a fiduciary, Perimeter will serve in its Clients’ best interests. In other words, Employees may not benefit at the expense of Clients.

•	Engage in personal investing that is in full compliance with Perimeter’s Code of Ethics—Employees must review and abide by Perimeter’s Personal Securities Transaction and Insider Trading Policies.

•

Avoid taking advantage of its position—Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with Perimeter, or on behalf of an advisory client, unless in compliance with the Gift Policy below.

•

Maintain full compliance with the Federal Securities Laws—Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the IC Act. In addition, Perimeter Employees who may be officers of a registered investment company must also abide by the Fund’s Officer Code of Conduct that is established by the investment company.

Any questions with respect to Perimeter’s Code of Ethics should be directed to the CCO. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Risks

In developing this policy and procedures, Perimeter considered the material risks associated with administering the Code of Ethics. This analysis includes risks such as:

•

One or more Employees engage in various personal trading practices that wrongly make use of Non-Public Information resulting in harm to Clients or unjust enrichment to the Employee(s). (These practices include trading ahead of Clients and passing Non-Public Information on to spouses and other persons over whose accounts the Employee has control.)

•	Employees are not aware of what constitutes insider information.

•	One or more Employees engage in an excessive volume of personal trading (as determined by the CCO) that detracts from their ability to perform services for Clients.

•	Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with Perimeter.

[1]	S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

•	The personal trading of Employees does not comply with certain provisions of Rule 204A-1 under the Advisers Act and Rule 17j-1 of the IC Act.

•

Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if Perimeter wants to recommend the organization for investment or if the organization is one of Perimeter’s service providers.)

•	Employees use firm property, including research, supplies, and equipment, for personal benefit.

Perimeter has established the following guidelines as an attempt to mitigate these risks.

Guiding Principles & Standards of Conduct

The following set of principles frame the professional and ethical conduct that Perimeter expects from its Employees:

•	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;

•	Place the integrity of the investment profession, the interests of Clients, and the interests of Perimeter above one’s own personal interests;

•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

•	Avoid any actual or potential material conflict of interest;

•	Conduct all personal securities transactions in a manner consistent with this policy;

•

Use reasonable care and exercise independent professional judgment when conducting investment analyses, making investment recommendations, taking investment actions, and engaging in other professional activities;

•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

•	Promote the integrity of, and uphold the rules governing, capital markets;

•	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals; and

•	Comply with applicable provisions of the Federal Securities Laws.

Personal Security Transaction Policy

Employees may not purchase or sell any Security in which the Employee has a Beneficial Interest unless the transaction occurs in an exempted Security or the Employee has complied with the Personal Security Transaction Policy set forth below.

No Employee shall, directly or indirectly, execute a personal securities transaction within seven (7) days of the trade date(s) during which Perimeter is transacting in the same security for any Client. If the Client trade order cannot be completed that day and runs the course of several days, Employees will be prohibited from personally trading in that security for that entire period of time plus seven days.

No Employee shall engage in a personal securities transaction with respect to any Security which to his or her actual knowledge at the time of such transaction:

(i) Is being considered for purchase or sale by any investment company advised or sub-advised by Perimeter; or

(ii) Is the subject of a pending buy or sell order by any investment company advised or sub-advised by Perimeter.

Pre-Clearance Procedures

Employees must have written pre-clearance for all transactions in Securities before completing the transactions. Transactions in ETF’s are exempt from pre-clearance. Perimeter reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct, and may fail to pre-clear a proposed Employee transaction for a number of reasons, including, but not limited to: conflicting sides of a transaction with Clients; violation of a confidentiality agreement; and the proposed transaction is before an intended Client trade program.

Once it is determined that Perimeter is not transacting, or intends to transact, in the same security for a Client, then the Employee shall complete Perimeter’s Personal Trading Pre-Clearance Form (See Attachment A) when requesting a trade in most Securities, or the Private Placement & IPO Request and Reporting Form (See Attachment B) when requesting a trade in a Private Placement or IPO. All pre-clearance requests must be submitted to the CCO or someone so designated by the CCO with the CCO’s oversight. Once pre-clearance is granted to an Employee, such Employee may only transact in that Security for the remainder of the day. If the Employee wishes to transact in that Security on the following or any other day, he/she must again obtain pre-clearance for the transaction. Unless otherwise noted, no pre-clearance is required for transactions taking place in the Exempted Securities noted below.

Accounts Covered by the Policies and Procedures

Perimeter’s Personal Securities Transaction policies and procedures apply to all accounts holding any Securities over which Employees have any beneficial ownership interest, which typically includes accounts held by immediate family members sharing the same household. Immediate family members include children, step-children, grandchildren, parents, step-parents, grandparents, spouses, domestic partners, siblings, parents-in-law, and children-in-law, as well as adoptive relationships that meet the above criteria.

It may be possible for Employees to exclude accounts held personally or by immediate family members sharing the same household if the Employee does not have any direct or indirect influence or control over the accounts. Employees should consult with the CCO before excluding any accounts held by immediate family members sharing the same household.

Reportable Securities

Perimeter requires Employees to provide periodic reports (see the Reporting section) regarding transactions and holdings in any Security, except that Employees are not required to report the following Exempted Securities:

•	Direct obligations of the Government of the United States;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end registered investment companies, other than funds advised, sub-advised or underwritten by Perimeter or an affiliate; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by Perimeter or an affiliate.

Such exemptions do not apply to shares of open-end mutual funds that are advised by Perimeter (or an affiliate) or are otherwise affiliated with Perimeter (or an affiliate). Employees must pre-clear and report any personal transaction in a Reportable Fund. Exchange-traded funds, or ETFs are somewhat similar to open-end registered investment companies. However, ETFs are Reportable Securities, and are subject to the reporting requirements contained in Perimeter’s Personal Securities Transactions policy.

Reporting

The Company must collect three (3) reports from Employees that include transaction and holding information regarding the personal trading activities of the Employees. The reports, as described in further detail below, are: (i) Quarterly Transaction Reports; (ii) Initial Holdings Reports; and (iii) Annual Holdings Reports.

These reports will enable Perimeter to maintain compliance with Rule 204A-1 under the Advisers Act, as well as assist Perimeter to determine with reasonable assurance any indications of Scalping, Front-Running or the appearance of a conflict of interest with Client trades. Accordingly, each Employee shall report his/her securities transactions and holdings to ACA via the PTC system located at ACA’s website: www.advisercompliance.com. All Employees will receive a username and password in order to access PTC.

Quarterly Transaction Reports

Employees shall be required to report all Securities transactions that they have made in Securities Accounts during the quarter, as well as any new Securities Accounts that they have opened during the quarter. In order to fulfill this reporting requirement, Employees must report this information to ACA no later than thirty (30) days after the end of each calendar quarter.

Initial and Annual Holdings Reports

New Employees are required to report to ACA all of their Reportable Securities and Securities Accounts (whether such Accounts contain Reportable Securities or Non-Reportable Securities) not later than 10 days after an individual becomes an Employee.

Employees are required to verify the accuracy of the list of Securities and Securities Accounts as recorded on the PTC system on an annual basis, by (and including) February 14th of each year. The report shall be current as of December 31st.

Duplicate Copies

In order for Perimeter to verify the accuracy of information submitted by Employees to PTC, Employees must arrange for their brokers/custodians to furnish Perimeter with duplicate account statements and/or brokerage confirmations. A Sample Brokerage Letter is included as Attachment C.

Exceptions from Reporting Requirements

There are limited exceptions from certain of the reporting requirements noted above. Specifically, an Employee is not required to:

1)	Report on PTC any transactions effected pursuant to an automatic investment plan.

2)	Submit any of the three reports (i.e., Quarterly Transaction Report, Initial Holdings Report and Annual Holding Report) with respect to Securities held in Securities Accounts over which the Employee had no direct or indirect influence or control. Note, however, that the CCO may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, etc.).

The CCO will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

Trading and Review

Perimeter’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, Perimeter will monitor Employees’ investment patterns to detect the following abuses:

•	Excessive trading;

•	Purchases of Securities held by mutual funds advised or sub-advised by Perimeter;

•	Trading opposite of Client trades; and

•	Front-Running Client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market timing activities. In addition to Perimeter’s internal monitoring, ACA shall also conduct a post-trade review of Employees’ personal trading activities that focuses on the conflicts of interest noted above.

The CEO will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

If Perimeter discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CCO to review the facts surrounding the transactions.

ACA will also conduct testing of Employee transactions versus transactions completed on behalf on clients for any conflicts. If any conflicts are found, ACA will bring those to the attention of the CCO.

Reporting Violations and Remedial Actions

Perimeter takes the potential for conflicts of interest caused by personal investing very seriously. As such, Perimeter requires its Employees to promptly report any violations of the Code of Ethics to the CCO. Perimeter’s Senior Management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of Perimeter’s Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No Employee shall participate in a determination of whether he or she has committed a violation of the Code of Ethics or in the imposition of any sanction against himself or herself.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, Perimeter has instituted procedures to prevent the misuse of Material Nonpublic Information.

In the past, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information;

•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

Who Does the Policy Cover?

This policy covers all of Perimeter’s Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

•	Dividend or earnings announcements

•	Write-downs or write-offs of assets

•	Additions to reserves for bad debts or contingent liabilities

•	Expansion or curtailment of company or major division operations

•	Merger, joint venture announcements

•	New product/service announcements

•	Discovery or research developments

•	Criminal, civil and government investigations and indictments

•	Pending labor disputes

•	Debt service or liquidity problems

•	Bankruptcy or insolvency problems

•	Tender offers, stock repurchase plans, etc.

•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

Selective Disclosure

Employees must never disclose proposed/pending trades to any client or other individual/entity outside of Perimeter. Additionally, Perimeter must be careful when disclosing the composition of Clients’ portfolios without obtaining consent from the CCO. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of Perimeter’s fiduciary duty to Clients. Selectively disclosing the portfolio holdings of a Client’s portfolio may also be viewed as Perimeter engaging in a practice of favoritism. Including information regarding Clients’ portfolio holdings in marketing materials and Perimeter’s website is subject to the CCO’s approval in accordance with Perimeter’s Marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the CCO and CEO. In determining whether or not to approve the dissemination of holdings information, the CCO will consider, among other things, how current the holdings information is. However, in no case will the CCO approve the dissemination of holdings information that is less than one (1) month old.

Paid Research Providers

Perimeter may compensate third-parties and/or individuals for research specific to certain industries, issuers and markets. The investment team must pay particular attention to the type of information conveyed by such sources. In the event that the investment team suspects its receipt of Non-Public Information, it must not act on the information and immediately inform the CCO of the information to determine the appropriate course of action.

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in the act of Inside Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Insider Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to Follow when an Employee Believes that They Possess Material Non-Public Information

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO as soon as possible. From this point, the CCO will conduct research to determine if the information is likely to be considered important to Clients in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Inside Trading, Employees:

•	Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.

•	Shall not engage in securities transactions of any company, except in accordance with Perimeter’s Personal Security Transaction Policy and the Federal Securities Laws.

•	Shall submit various reports in accordance with the Personal Security Transaction Policy.

•	Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.

•	Shall immediately report the potential receipt of Material Non-Public Information to the CCO.

•	Shall not proceed with any research, trading, etc. until the CCO inform the Employee of the appropriate course of action.

Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees, employees, or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may receive compensation for such activities. Employees should report to the CCO all such outside positions and any such positions held by family members that could expose Perimeter or its employees to a potential conflict of interest (for example, familial relationships with service providers used by Perimeter).

Outside Business Activities

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Employees may use the Request for Approval of Outside Business Activities (See Attachment D) to seek approval for outside business activities. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with Perimeter and in which he or she knows Perimeter might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to Perimeter, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any Perimeter business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by Perimeter may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

Loans

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with Perimeter, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use Perimeter’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

Dealings with Government and Industry Regulators

Perimeter forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

Political Contributions and Public Office

The following outlines Perimeter’s policies with respect to political contributions and public office:

•	Contributions by Perimeter and/or Employees to politically connected individuals/entities who may have the ability, in some way, to influence Clients to the Company are strictly prohibited.

•	All contributions an Employee makes that are political in nature must be reported to the CCO.

•	Neither Perimeter nor Employees can hold a public office if it in any way conflicts with Perimeter’s business.

Improper Use of Perimeter Property

No Employee may utilize property of Perimeter or utilize the services of Perimeter or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO and CEO. For this purpose, “property” means both tangible and intangible property, including Perimeter and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Protection of Perimeter’s Name

Employees should at all times be aware that Perimeter’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of Perimeter’s name in any manner that could be misinterpreted to indicate a relationship between Perimeter and any other entity or activity.

Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

Gifts and Entertainment

Perimeter tracks the receipt or giving of gifts by requiring that Employees report gifts and entertainment via the Personal Trading Compliance system (“PTC”), an on-line compliance reporting system. The PTC maintains electronic records of all gifts and entertainment reported, provides information in an easily accessible manner and provides the CCO and management with greater flexibility to gather and analyze information on an individual as well as Company-wide level.

Each employee is provided with a unique user name and password to log into the PTC. Employees are required to log in and report gifts and entertainment in accordance with the policies and procedures set forth below. Employees must ensure that all required details and information regarding the gift or entertainment is disclosed in the PTC. Once the report is submitted the PTC will send a report of the event to the CCO for review.

Entertainment—Receipt of Business Meals, Tickets to Sporting & Other Events—Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. If the estimated cost of the meal, event, etc. is greater than $200 per person, the Employee must report his/her attendance at the event via the on-line PTC. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the price mark-up for the reporting requirements.

Entertainment—Provision of Business Meals, Tickets, & Other Events—Employees must report any entertainment provided to a third party at the expense of Perimeter (or its Employees) if the cost of the meal, event, etc. is greater than $200 per person. Employees should report the entertainment provided via the PTC. Employees must ensure that all required details included in PTC. The PTC will generate and send a report of the event to the CCO.

Employees’ Receipt of Gifts—Employees must report their intent to accept gifts over $100 (either one single gift, or in aggregate on an annual basis) to the CCO by reporting the gift via the PTC. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to Perimeter’s offices by service providers.

Perimeter’s Gift Giving Policy—Perimeter and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $100 to any Client, prospective client or any individual or entity that Perimeter is seeking to do business with.

Disclosure

Perimeter shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All client requests for Perimeter’s Code of Ethics shall be directed to the CCO.

If the CCO determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation, and any enforcement action taken, to Senior Management. If Senior Management determines that the material violation may involve a fraudulent, deceptive or manipulative act, Perimeter must report its findings to the applicable Boards of Directors or Trustees pursuant to Rule 17j-1.

Recordkeeping

Perimeter shall maintain records in the manner and to the extent set forth below.

•	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•

A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of Perimeter.

•

A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•

A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

•

The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Limited Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

•

A copy of each finding presented to a mutual fund Board of Directors or Trustees shall be preserved by Perimeter for at least five years after the end of the fiscal year in which the record is made, the first two years in an easily accessible place.

Responsibility

The CCO will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

In the event a material change is made to the Personal Security Transaction Policy of the Code of Ethics, the CCO shall, as applicable, inform the CCO of any mutual fund advised by Perimeter of such material change and ensure that such material change is approved by Board(s) of the mutual fund(s) no later than six months after adoption of the material change.

Attachment A

Personal Trading Pre-Clearance Form

The Personal Trading Pre-Clearance Form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

1.	Buy Sell Short Cover Short

2.	Security

3.	Common Stock Option Debt Other

4.	Symbol

5.	Number of Shares/Contracts/Principal

6.	Broker/Custodian

7.	Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy, confidentiality agreements or securities laws.

8.	Employee is not an officer, director or principal shareholder of the company and is not required to file any of the reports required by Section 16 of the Securities Exchange Act of 1934.

9.	Any transaction described above establishing a position in a Security is undertaken with the intention of holding such position for not less than seven (7) days.

10.	Employee confirmed with the Portfolio Managers that Perimeter is not currently transacting, or intends to transact, in the same security on behalf of a Client.

Employee                                                                                                                    (Print Name)

Signed

                                                                                                                                               Date

By signing below, the individual verifies that the proposed transaction described above does not violate Perimeter’s Personal Security Transaction Policy. Note: One signature is required for pre-clearance.

Chief Compliance Officer	Date

CEO/CIO/Director of Trading	Date

Attachment B

Limited Offering & IPO Request and Reporting Form

Name of Issuer:

Type of Security:

Public Offering Date:

(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.	I am not investing in this Limited Offering or IPO to profit improperly from my position as an Perimeter Employee;

2.	The investment opportunity did not arise by virtue of my activities on behalf of an Perimeter client; and

3.	To the best of my knowledge, no Perimeter Clients have any foreseeable interest in purchasing this Security.

Furthermore, by signing below, I certify that I have read Perimeter’s Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand Perimeter reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. I have provided all offering materials related to this proposed investment to the CCO upon request.

Date:                                 Signature:

Print Name:

Attachment C

Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re: Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the party named below a duplicate confirmation of each transaction in the above-named account and monthly brokerage account statements for the above-named account:

Perimeter Capital Management

Attn: Adam C. Stewart, Chief Compliance Officer

Five Concourse Parkway, Suite 2725

Atlanta, GA 30328

If you have any questions or concerns, please feel free to give me a call at (800) 970-2725. Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:<Name>

Attachment D

Request for Approval of Outside Business Activities

Name and address of organization:

Organization’s primary business purpose:

Is the organization a publicly traded company?	If yes, list the stock symbol:

Describe your anticipated role with the organization:

Describe any compensation you will receive:

Describe any known relationships between Perimeter and the organization in question, or any conflict(s) of interest you perceive regarding the outside business activity:

List any Employees of Perimeter who you know to be officers or directors of the organization:

If approval is granted, I agree to:

•	Notify the CCO of any change in the above information;

•	Seek approval to retain my position if a private organization offers Securities to the public or if a not-for-profit organization ceases to maintain its not-for-profit status;

•	Adhere to the Insider Trading policies and procedures of Perimeter and the organization, and not transfer any Non-public information between Perimeter and the organization; and

•	Avoid involvement in any arrangement between Perimeter and the entity, and recuse myself of voting on such matters.

Signature	Date

Print Name

Approval Granted by / Denied by:
Signature	Date
Print Name

Political and Charitable Contributions,

and Public Positions

Background

Individuals may have important personal reasons for seeking public office, supporting candidates for public office, or making charitable contributions. However, such activities could pose risks to an investment adviser. For example, federal and state “pay-to-play” laws have the potential to significantly limit an adviser’s ability to manage assets and provide other services to government-related Clients. Rule 206(4)-5 of the Advisers Act encompasses activities of registered as well as unregistered investment advisers.

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government offi-cials, candidates, and political parties by:

•	Registered investment advisers;

•	Advisers with fewer than fifteen clients that would be required to register with the SEC but for the “private advisor” exemption provided by Section 203(b)(3) of the Advisers Act;

•	Firms that solicit clients or investors on behalf of the types of advisers described above; and

•	“Covered associates” (as defined below) of the entities listed above.

The Pay-to-Play Rule defines “contributions” broadly to include gifts, loans, the payment of debts, and the provision of any other thing of value. Rule 206(4)-5 also includes a provision that prohibits any indirect action that would be prohibited if the same action was done directly.

Restrictions on the Receipt of Advisory Fees

The Pay-to-Play Rule prohibits the receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that “government entity”.2 This prohibition also applies to “covered associates” of the adviser.

A “covered associate” of an adviser is defined to include:

•	Any general partner, managing member or executive officer, or other individual with a similar status or function;

•	Any employee that solicits a government entity for the adviser, as well as any direct or indirect supervisor of that employee; and

•	Any political action committee controlled by the adviser or by any person that meets the definition of a “covered associate.”

[2]

A government entity means any state or political subdivision of a state, including (i) any agency, authority, or instrumentality of the state or political subdivision, (ii) a pool of assets sponsored or established by the state or political subdivision or agency, (iii) a plan or program of a government entity; and (iv) officers, agents or employees of the state or political subdivision or agency.

There is an exception available for contributions from natural persons of $150 per election, or $350 per election if the contributor is eligible to vote in the election. An exception is also available for otherwise prohibited contributions that are returned, so long as the contribution in question is less than $350, is discovered within four months of being given, and is returned within 60 days of being discovered. The exception for returned contributions is available no more than twice per calendar year for advisers with 50 or fewer employees; advisers with more than 50 employees can rely on this exception three times per calendar year. However, an adviser cannot rely on the exception for returned contributions more than once for any particular employee, irrespective of the amount of time that passes between returned contributions.

The restrictions on contributions and payments imposed by Rule 206(4)-5 can apply to the activities of individuals for the two years before they became covered associates of an investment adviser. However, for covered associates who are not involved in soliciting clients or investors, the look-back period is six months instead of two years.

Restrictions on Payments for the Solicitation of Clients or Investors

The Pay-to-Play Rule prohibits the compensation of any person to solicit a government entity unless the solicitor is an officer or employee of the adviser, or unless the recipient of the compensation (i.e., solicitation fee) is another registered investment adviser or a registered broker/dealer.

However, a registered investment adviser will fall outside of the definition of a “regulated person,” and will be ineligible to receive compensation for soliciting government entities, if the adviser or its covered associates made, coordinated, or solicited contributions or payments to the government entity during the prior two years.3

Restrictions on the Coordination or Solicitation of Contributions

The Pay-to-Play Rule prohibits an adviser and its covered associates from coordinating or soliciting any contribution or payment to an official of the government entity, or a related local or state political party.

Applicability of Rule 206(4)-5 to Different Types of Advisory Products and Services Being Offered

The Pay-to-Play Rule applies equally to:

•	Advisers that directly manage the assets of a government entity (such as in a separate account);

•	Advisers that manage assets of a government entity in a private fund (such as a hedge fund, private equity fund, etc.); and

•	Advisers that manage a registered investment company (such as a mutual fund) that is an investment option of a plan or program of a government entity.

[3]	Similar prohibitions are expected on broker/dealers pursuant to upcoming FINRA lawmaking.

Policies and Procedures

Political Contributions

Political contributions by Perimeter or Employees to politically connected individuals or entities with the intention of influencing such individuals or entities for business purposes are strictly prohibited.

If an Employee or any affiliated entity is considering making a political contribution to any state or local government entity, official, candidate, political party, or political action committee, the potential contributor must seek pre-clearance from the CCO using the attached Political Contribution Pre-clearance form. The CCO will consider whether the proposed contribution is consistent with restrictions imposed by these policies and procedures, and to the extent practicable, the CCO will seek to protect the confidentiality of all information regarding each proposed contribution.

The CCO will meet with any individuals who are expected to become “covered associates” to discuss their past political contributions. The review will address the prior six months for potential covered associates who will have no involvement in the solicitation of clients or investors; contributions for all other potential covered associates will be reviewed for the past two years. The CCO will prepare a memorandum documenting the discussion’s scope and findings, which will be signed by the CCO and by the individual in question. These records will be retained in accordance with Perimeter’s record retention policies along with Perimeter’s Political Contribution Pre-clearance forms.

Employees may make contributions to national political candidates, parties, or action committees without seeking pre-clearance. However, Employee must use good judgment in connection with all contributions and should consult with the CCO if there is any actual or apparent question about the propriety of a potential contribution.

Any political contribution by Perimeter, rather than its Employees, must be pre-cleared by the CCO, irrespective of the proposed amount or recipient of the contribution. The CCO will maintain a chronological list of contributions in accordance with the requirements of the Pay-to-Play Rule.

Charitable Donations

Donations by Perimeter or Employees to charities with the intention of influencing such charities to become Clients are strictly prohibited. Notify the CCO if you perceive an actual or apparent conflict of interest in connection with any charitable contribution.

Public Office

Employees must obtain written pre-approval from the CCO prior to running for any public office. Employees may not hold a public office if it presents any actual or apparent conflict of interest with Perimeter’s business activities.

Attachment – Political Contribution Pre-clearance Form

All contributions and payments must comply with applicable federal, state and local laws, rules and regulations.

Employee’s Name:

Title:

Name of person or entity making the contribution (if other than Employee):

Recipient’s Name:

Title:

List the office or position for which the recipient is running:

If the recipient currently holds a government office or position, list that office or position:

Proposed contribution amount (dollar value):

If previous contributions have been made to the same candidate in the same election, list the aggregate amount of all previous contributions:

Are you eligible to vote for the candidate?	Yes / No If no, explain:

By signing below, I am attesting to the fact that I have not and will not, solicit contributions from others, or coordinate contributions to elected officials, current candidates, or political parties where Perimeter is providing or seeking government business.

Date of contribution:	Signature	:

CCO Use Only

Approved	Not Approved

Reviewed by:	Date:

If the contribution is a triggering contribution, how many such contributions have occurred in the past 12 months ?

(if Perimeter employs more than 50 people, 3 triggering contributions may occur in a calendar year, otherwise 2 are permissible)

If employee has in the past has made a triggering contribution, the request must be denied.

Attachment-Political Contribution Log

Date of Contribution	Name and Title of Employee who made Contribution	Name and Title of Recipient of Contribution	Dollar Amount of Contribution	Is Contribution Subject to the Exception for Certain Returned Contributions?	Notes

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No

Yes No